Exhibit (s)(1)

POWER OF ATTORNEY

The undersigned, being trustees of BlackRock Health Sciences Trust (the “Trust”), do hereby, appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such trustee a Registration Statement on Form N-2, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 5th day of March, 2019.

Signature	Title

/s/ Michael J. Castellano
Michael J. Castellano	Trustee

/s/ Richard E. Cavanagh	Trustee
Richard E. Cavanagh

/s/ Cynthia L. Egan	Trustee
Cynthia L. Egan

/s/ Frank J. Fabozzi	Trustee
Frank J. Fabozzi

/s/ Robert W. Fairbairn	Trustee
Robert W. Fairbairn

/s/ Henry Gabbay	Trustee
Henry Gabbay

/s/ R. Glenn Hubbard	Trustee
R. Glenn Hubbard

/s/ W. Carl Kester	Trustee
W. Carl Kester

/s/ Catherine A. Lynch	Trustee
Catherine A. Lynch

/s/ John M. Perlowski	Trustee
John M. Perlowski

/s/ Karen P. Robards	Trustee
Karen P. Robards

Signature Page to N-2 POA